Exhibit 99.1

NUTRISYSTEM, INC. ANNOUNCES RESULTS

FOR THIRD QUARTER 2005

Third Quarter 2005 Revenues Up 743% Year over Year;

Full Year 2005 Revenues Now Expected to be Above $200 Million

Horsham, PA -- October 25, 2005--NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today announced results for the third quarter ended September 30, 2005, including:

  An increase of 743% in revenues to $64,518,000 in the third quarter 2005 compared to $7,655,000 in revenues in the third quarter of 2004;
  Revenues in the first nine months of 2005 increased 374% to $142,889,000, compared to $30,117,000 in the first nine months of 2004;
  Strong growth in operating income of over 5,000% to $11,115,000 in the third quarter of 2005 compared to $189,000 in the third quarter of 2004;
  Operating income in the first nine months of 2005 grew 782% to $23,635,000 compared to $2,681,000 in the same period in 2004;
  An increase in net income to $7,195,000 ($0.19 per diluted share) in the third quarter 2005 as compared to net income of $121,000 ($0.00 per diluted share) generated in the third quarter of 2004; and
  The sum of cash and cash equivalents and short term investments amounted to $54,669,000 at September 30, 2005.

"Third quarter revenues again came in above our expectations due to the effectiveness of our marketing programs," said Michael J. Hagan, Chairman and Chief Executive Officer. "The combination of higher than expected new customer counts and lower than expected customer acquisition costs underscores the momentum we're beginning to see in our business. This is a good leading indicator for us for 2006."

Direct channel revenues reached $57,670,000 in the third quarter of 2005, an 814% increase over the same period in 2004. The Company added approximately 115,100 Direct channel new customers, a 1,000% increase from approximately 9,700 new customers in the third quarter 2004.

"We are particularly pleased with the positive trends we see going from the second quarter to the third quarter 2005," said James D. Brown, Executive Vice President and Chief Financial Officer. "Traditionally, in the weight loss industry, the third quarter is weaker than the second, but we increased revenues by 58% going from the second to the third quarter and nearly doubled new customer count for the Direct channel from about 58,000 to 115,000. We also reduced our new customer acquisition cost from $150 in the second quarter to $130 in the third quarter even though we increased non-media spending in marketing by over $1 million from quarter to quarter. Operating income was 17.2% of revenues in a quarter of accelerating media spend, once again demonstrating the financial power of our business model."

Fourth Quarter and Full Year 2005 Outlook

For the fourth quarter of 2005, the Company estimates that revenues will be $58 to $63 million, operating income will be $9.5 to $10.5 million, and diluted earnings per share to be $0.16 to $0.17. Using the low end of the ranges, this represents expected growth in the fourth quarter of 2005 of approximately 635% in revenues, compared to the fourth quarter 2004, during which the Company reported an operating loss of over $1 million. Further, the Company expects to add at least 100,000 Direct channel new customers in the fourth quarter of 2005, which represents an expected increase of approximately 650% as compared to the fourth quarter of the prior year.

For the full year 2005, the Company estimates that revenues will be $201 to $206 million, operating income will be $33 to $34 million, and diluted earnings per share to be $0.58 to $0.59.

"We're pleased with the momentum we're building in the business and we believe we're on track for a great 2006 as well," Hagan concluded. "Success, convenience and value are the three 'pillars' of our value proposition, and they also resonate quite well with today's dieter."

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss third quarter 2005 financial results today at 5:00 PM Eastern time. The conference call will include remarks about the quarter and the Company's outlook from members of the NutriSystem senior management team including Chairman and Chief Executive Officer Michael Hagan, President and Chief Operating Officer George Jankovic, and Executive Vice President and Chief Financial Officer James D. Brown. Interested parties may participate in the conference call by dialing 800-299-8538 (international: 617-786-2902) 5-10 minutes prior to the initiation of the call. The access code is 85793670. A replay of the conference call will be available through November 1, 2005 by dialing 888-286-8010 (international: 617-801-6888) and entering access code 83804033. A webcast of the conference call will also be available for 60 days under the investor information section of the NutriSystem website, www.nutrisystem.com.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the fourth quarter of 2005 and the full year 2005, its expectations regarding its ability to continue its growth while maintaining costs, statements about momentum in its business and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
James D. Brown EVP and Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: jbrown@nutrisystem.com	Brandi Piacente Investor Relations The Piacente Group, Inc. Tel: 212-481-2050 Email: brandi@thepiacentegroup.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, __________________________		Nine Months Ended September 30, _______________________
	2005	2004	2005	2004

REVENUES	$ 64,518	$ 7,655	$ 142,889	$ 30,117

COSTS AND EXPENSES:
Cost of revenues	32,697	4,424	74,021	17,185
Marketing	14,968	1,461	31,870	5,152
General and administrative	5,506	1,515	12,784	4,903
Depreciation and amortization	232	66	579	196
Total costs and expenses	53,403	7,466	119,254	27,436
Operating income	11,115	189	23,635	2,681
INTEREST INCOME, net	330	12	390	24
Income before income taxes	11,445	201	24,025	2,705
INCOME TAXES	4,250	80	9,282	1,082
Net income	$ 7,195	$ 121	$ 14,743	$ 1,623

BASIC INCOME PER SHARE	$ 0.21	$ 0.00	$ 0.46	$ 0.06
DILUTED INCOME PER SHARE	$ 0.19	$ 0.00	$ 0.42	$ 0.05

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	34,309	29,263	32,196	28,995
Diluted	36,957	31,298	35,045	31,777

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands except share data)
	September 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 9,223	$ 4,201
Short term investments	45,446	~~---~~
Trade receivables	6,325	1,028
Inventories	11,641	3,679
Deferred income taxes	201	421
Other current assets	1,335	1,149
Total current assets	74,171	10,478

FIXED ASSETS, net	3,220	1,197
IDENTIFIABLE INTANGIBLE ASSETS, net	1,411	1,615
GOODWILL	465	465
DEFERRED INCOME TAXES	1,506	3,938
OTHER ASSETS	143	132
	$ 80,916	$ 17,825
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of note payable and capital lease obligation	$ 169	$ 136
Accounts payable	16,676	4,359
Accrued payroll and related benefits	2,864	368
Deferred revenue	345	311
Income tax payable	2,747	~~---~~
Other current liabilities	~~---~~	204
Total current liabilities	22,801	5,378
NOTE PAYABLE AND CAPITAL LEASE OBLIGATION	409	272
Total liabilities	23,210	5,650

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	--	--
Common stock, $.001 par value (100,000,000 shares authorized; shares issued and outstanding-- 34,474,841 at September 30, 2005 and 30,132,860 at December 31, 2004)	35	30
Additional paid-in capital	64,161	33,378
Accumulated deficit	(6,490)	(21,233)
Total stockholders' equity	57,706	12,175
	$ 80,916	$ 17,825